UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: April 5, 2011
(Date of earliest event reported)

CMG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-1667
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

On March 31, 2011 (the “Effective Date”), the Company issued an aggregate of 51 shares of preferred stock designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to three officers of the Company pursuant to an agreement (the “Agreement”) with the officers for such officers waiving the right to receive an aggregate of $300,000 payable to the officers pursuant to their employment agreements with the Company and in consideration of the Executives’ role in expanding the Company’s product line and the growth of the Company over the past twenty four months.

Each holder of Series A Preferred Stock shall have the right to convert all or part of his shares of Series A Preferred Stock into shares of the Company’s common stock such that each share of the Series A Preferred Stock shall convert into that number of fully paid and non-assessable shares of Common Stock as shall be 1% of the Company’s common stock on a fully diluted basis on the date of conversion (whereby in the event all of the Series A Preferred Stock is converted, the Company shall issue that number of fully paid and non-assessable shares of Common Stock as shall be 51% of the Company’s common stock).  The shares of Series B Preferred Stock shall vote together with the Company’s Common Stock, except as otherwise required by law.  The number of votes for the Series A Preferred Stock shall be the same number as the amount of shares of Common Stock that would be issued upon conversion.  The Series A Preferred Stock is not entitled to dividends or preference upon liquidation. Furthermore, the Series A Preferred Stock shall automatically convert into shares of the Company’s common stock upon the occurrence of any one of the following events: (1) a listing of the Company’s common stock for trading on the New York Stock Exchange, New York American Stock Exchange or the Nasdaq; (2) an institutional financing in excess of $10,000,000; (3) a merger of the Company where the Company is not the surviving party; (4) a sale of all or substantially all of the Company’s assets; or (5) any sale or transfer of the Series A Preferred Stock by a holder.

The Company relied upon exemptions provided for in Sections 4(2) of the Securities Act of 1933, as amended.  The certificates representing the Series A Preferred Stock contain legends restricting transferability absent registration or applicable exemption.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The Articles of Incorporation of the Company authorize the issuance of up to 5,000,000 shares of preferred stock.  On the Effective Date the Board of Directors approved by unanimous written consent an amendment to the Company’s Articles of Incorporation to designate the rights and preferences of 51 shares of preferred stock as Series A Preferred Stock as described in Item 3.02.

Copies of the amendment to the Articles of Incorporation and the Agreement are filed as exhibits to this Current Report on Form 8-K.  All disclosures set forth in this Current Report on Form 8-K are qualified by and subject to the rights, preferences and designations set forth in the Agreement and Amendment to the Articles of Incorporation.

SECTION 9 - FINANCIAL STATAMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation to Designate the Rights, Preferences and Obligations of Series A Convertible Preferred Stock.

10.1	Agreement dated March 31, 2011

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SIGNATURE

CMG HOLDINGS, INC.
(Registrant)

Date: AprMarch 31, 2011	By: /s/ ALAN MORELL
Alan Morell
Chief Executive Officer
(Duly Authorized Officer)

By: /s/ JAMES J. ENNIS
James J. Ennis
Chief Financial Officer
(Principal Financial
and Accounting Officer)